May 01, 2012 09:00 ET

Bizzingo Looks to Do for Businesses What Facebook Did for Individuals

FLEMINGTON, NJ—(Marketwire - May 1, 2012) - Bizzingo, Inc. (OTCBB: BIZZ), a global social media company, has released its corporate update today to describe its shareholders and followers on the advances made over the past nine months and to outline its agenda for 2012.

Bizzingo has made tremendous strides in the development of its business social network. It anticipates a limited launch of its platform in June 2012. At its core, Bizzingo will provide a dedicated network for businesses to find connections, services, and products that not only target their needs but may also be recommended by their trusted peers.

The platform’s target-driven search capabilities will deliver “VITAL” opportunities to its members:

•	Validated - Member status is verified to ensure legitimacy.
•	Interest-based - Search results are based on common needs and interests.
•	Targeted - Connections are relevant and accurate.
•	Actionable - Businesses are connected to valuable opportunities.
•	Leveraged - A target-driven search engine delivers “clutter-free” results.

The initial Bizzingo network will include 15.3 million business profiles licensed from third party content providers and enhanced by the Bizzingo development team.

Douglas Toth, CEO of Bizzingo, remarks, “Bizzingo is designed to enrich the business process, not change the paradigms that have been in place for centuries. It is a platform designed to leverage the power of your connections and surface opportunities within your extended network.”

BPG Worldwide, located in Silicon Valley, has led the design and development of the Bizzingo platform. For 20+ years, BPG has been a leader in electronic marketing, providing programming and development services for clients, including will.i.am’s award winning social network Dipdive, the Black Eyed Peas, AppNation Conferences and numerous Silicon Valley technology companies.

Bizzingo has grown its team and technology through acquisitions, strategic relationships and funding acquired through various investors. The Company will continue to use this growth strategy, aimed at acquiring additional state-of-the-art technology and key personnel. In the past six months Bizzingo raised just over $1,000,000 to support its operations. The Company will seek to raise additional funds in the near term through arrangements with FINRA registered broker dealers. These funds will be utilized to further support Bizzingo’s platform development and marketing. In this regard, the Company has recently engaged the investment banking firm, Brean Murray, Carret & Co, to assist the Company in its fund raising efforts and strategic acquisitions. Brean Murray, Carret & Co is a leading, full-service investment banking and financial services firm specializing in capital raising, advisory and merger and acquisition-related services.

Recently, the Company strengthened its balance sheet by successfully converting over $1,000,000 of its debt to equity. Going forward, Bizzingo will look to add strategic utility and design patents to its portfolio. The Company will continue to grow its board by adding two additional members and will form an advisory board to help guide the Company through its go-to-market strategy, technology and business development.

For additional information about Bizzingo please visit www.bizzingo.com

Cautionary Statement Regarding Forward-Looking Information This press release may contain certain “forward-looking statements” relating to the business of Bizzingo, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.